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EXHIBIT (a)(1)(vii)

NOTICE OF ELECTION TO WITHDRAW OPTIONS

If you previously elected to accept IDT's Offer to Exchange Certain Outstanding Options, and you would like to change your election and reject this offer, you must sign this Notice (or otherwise provide written notice containing the required information) and return it to the Stock Administration Department for IDT in the Santa Clara office before 9:00 a.m. Pacific Time, on December 6, 2002, unless the offer is extended.

To Integrated Device Technology, Inc.:

        I previously received a copy of the Offer to Exchange Certain Outstanding Options and the Election Concerning Exchange of Stock Options form. I signed and returned the Election Concerning Exchange of Stock Options form, in which I elected to accept IDT's Offer to Exchange Certain Outstanding Options. I now wish to change that election and reject your Offer to Exchange Certain Outstanding Options with respect to the options identified below. I understand that I must withdraw all or none of the outstanding options granted to me on a single grant date and at the same exercise price (defined as a single option grant). I further understand, that by signing this Notice and delivering it to the Stock Administration Department for IDT, I will be able to withdraw my acceptance of the offer with respect to the options identified below and reject the Offer to Exchange Certain Outstanding Options instead. I have read and understand all of the terms and conditions of the Offer to Exchange Certain Outstanding Options.

        I understand that in order to reject the offer, I must sign and deliver proper notice so that it is received by the Stock Administration Department for IDT in the Santa Clara office before 9:00 a.m., Pacific Time, on December 6, 2002, unless the offer is extended.

        By rejecting the Offer to Exchange Certain Outstanding Options, I understand that I will not receive any replacement options and I will retain my eligible options previously elected for exchange with their existing exercise price, vesting schedule and expiration date. These options will continue to be governed by the stock option plan under which they were granted and the existing option agreements between IDT and myself.

        I hereby elect to withdraw the following options from the offer:

	Option Grant Date	Number of Option Shares Outstanding	Option Exercise Price
Option granted on:			$

Option granted on:			$

Option granted on:			$

Option granted on:			$

Option granted on:			$

Option granted on:			$

Option granted on:			$

Option granted on:			$

Option granted on:			$

        I have completed and signed the following exactly as my name appears on the option agreement governing the grant of the foregoing options.

Optionee's Signature	Date
Optionee's Name
Optionee's IDT Employee Identification Number

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  EXHIBIT (a)(1)(vii)
NOTICE OF ELECTION TO WITHDRAW OPTIONS